UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 29, 2015, Ligand Pharmaceuticals Incorporated (the “Company”) partner Viking Therapeutics, Inc. (“Viking”) announced that it had priced its initial public offering of 3,000,000 shares of its common stock at an initial offering price to the public of $8.00 per share. According to the announcement, Viking has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock at the same price to cover over-allotments, if any. Viking expects the shares to begin trading on the Nasdaq Capital Market on April 29, 2015 under the ticker symbol “VKTX”. Viking expects the offering to close on May 4, 2015, subject to the satisfaction of customary closing conditions.

Laidlaw & Company (UK) Ltd. is acting as the sole book-running manager for the offering. Feltl and Company, Inc. is serving as co-manager for the offering.

The offering is being made solely by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from Laidlaw & Company (UK) Ltd., Attention: Syndicate Department, 546 Fifth Avenue, New York, NY 10036, by telephone at (212) 953-4900 or by email at syndicate@laidlawltd.com. A registration statement relating to the securities being sold in the offering was declared effective by the Securities and Exchange Commission on April 28, 2015.

Viking is a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders and has licensed assets from the Company.

The Company has issued a press release related to the offering, a copy of which is filed as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 29, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 29, 2015.